Exhibit 10.2

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

“Agreement Amendment No. 2”

[17 March, 2011]

Janssen Pharmaceutica N.V.

Turnhoutseweg 30

B-2340 Beerse

Belgium

Elan Drug Delivery, Inc.

3500 Horizon Drive

King of Prussia, PA 19046

USA

Dear Sirs

RE:

License Agreement dated March 31, 1999 (the “Agreement”), as amended by letter amendment of July 31, 2003, between Elan Drug Delivery, Inc. (successor in interest in and to Elan Pharmaceutical Research Corp., d/b/a Nanosystems (“EDDI”) and Elan Pharma International Limited (“EPIL”) (EDDI and EPIL collectively hereinafter referred to as “Elan”) and Janssen Pharmaceutica N.V. (“Janssen”)

Elan and Janssen hereby agree that with effect from July 31, 2009 this Agreement Amendment No. 2 (“Agreement Amendment No. 2 Effective Date”) the Agreement shall be amended as follows:

1.	All references in the Agreement to EPRC shall read EDDI. All references to NANO shall read Elan.

2.	Article 22 Elan contact details only - shall be deleted and replaced with the following:

If to Elan:	Elan Pharma International Limited

EPIL Letter to Janssen and EDDI of 23 July 2009
Amendment No 2 to license dated 31 March 1999, as amended

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Monksland, Athlone, County Westmeath, Ireland

	Attention:	Vice President & Legal Counsel
	Telefax:	00 353 90 64 95402

With a copy to:	Elan Drug Delivery, Inc.
3500 Horizon Drive, King of Prussia, PA 19406,
USA

	Attention:	President
	Telefax:	001 610-313-5182

3.	Patent Schedules

3.1	Exhibit A: Nano Patents shall be deleted and replaced with Exhibit A: Nano Patents — Updated January, 2011, attached hereto.

Exhibit B: Selection Patents shall be deleted and replaced with Exhibit B Selection Patents — Updated January 2011, attached hereto.

4.

Defined texts used in this Agreement Amendment No. 2 shall have the meaning assigned to them in the Agreement unless such terms are expressly defined in this Agreement Amendment No. 2. All other provisions of the Agreement not amended herein shall remain unchanged and in full force and effect.

Yours faithfully,

Signed on behalf of:
Elan Pharma International Limited

/s/ William Daniel
Name:	William Daniel
Title:	Director
Date:	1 April 2011

Agreed and accepted for and on behalf of

Elan Drug Delivery, Inc. successor in interest in and to Elan Pharmaceutical Research Corp., d/b/a Nanosystems

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

/s/ David Czekai
Name: David Czekai
Title: VP and GM
Date: 18 Apr 2011

Accepted for and on behalf of:
Janssen Pharamceutica N.V.

/s/ Ludo Lauwers
Name: Ludo Lauwers
Title: Senior Vice President, Site Management
Date: 17 March 2011

/s/ Dirk Collier
Member of the Board

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A: Nano Patents—Updated January, 2011

[**]

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

[Exhibit B: Selection Patents—Updated July 31, 2009]

[**]

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